Oppenheimer Bond Fund for Growth Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution      Amount From         Amount From
  Reinvestment      Investment           Long or Short-Term Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  06/27/95          0.1107796      0.0000000           13.700
  09/27/95          0.2530837      0.0000000           14.600
  12/27/95          0.3139476      0.4910000           13.870
  03/26/96          0.1578739      0.0000000           14.080
  06/25/96          0.1799340      0.0000000           14.130
  09/24/96          0.1889631      0.0000000           14.230
  12/31/96          0.1976655      0.3475000           14.270


Class B Shares
  06/27/95          0.0863308      0.0000000           13.720
  09/27/95          0.2251400      0.0000000           14.620
  12/27/95          0.2907753      0.4910000           13.890
  03/26/96          0.1313023      0.0000000           14.100
  06/25/96          0.1531960      0.0000000           14.150
  09/24/96          0.1619568      0.0000000           14.250
  12/31/96          0.1684187      0.3475000           14.290


Class C Shares
  03/26/96          0.0223516      0.0000000           14.080
  06/25/96          0.1509363      0.0000000           14.130
  09/24/96          0.1618685      0.0000000           14.220
  12/31/96          0.1684751      0.3475000           14.270


Class M Shares
  02/02/87          0.1360000      0.0000000           10.440
  04/16/87          0.1000000      0.0000000           11.040
  07/17/87          0.1160000      0.0000000           10.970
  10/16/87          0.1300000      0.0000000           10.230
  12/31/87          0.0520000      0.0800000            8.500
  03/25/88          0.1300000      0.0000000            9.470
  06/24/88          0.1300000      0.0000000            9.710
  09/23/88          0.1300000      0.0000000            9.350
  12/30/88          0.1452000      0.0000000            9.030
  03/27/89          0.1300000      0.0000000            9.040
  06/23/89          0.1300000      0.0000000            9.260
  09/25/89          0.1300000      0.0000000            9.700
  09/28/89          0.2062500      0.0000000            9.110
  03/23/90          0.1400000      0.0000000            8.740
  06/22/90          0.1500000      0.0000000            8.970
  09/21/90          0.1450000      0.0000000            8.010
  12/28/90          0.1200000      0.0000000            7.840
  03/22/91          0.1200000      0.0000000            8.520
  06/21/91          0.1400000      0.0000000            8.560

Oppenheimer Bond Fund for Growth
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class M Shares (Continued)
  09/23/91          0.1900000      0.0000000            8.960
  12/30/91          0.2487500      0.0000000            9.320
  03/25/92          0.1650000      0.0000000           10.140
  06/24/92          0.1800000      0.0000000           10.050
  09/24/92          0.1900000      0.0000000           10.770
  12/30/92          0.2450000      0.0000000           11.370
  03/23/93          0.1500000      0.0000000           12.060
  06/23/93          0.1600000      0.0000000           11.880
  09/27/93          0.1700000      0.0000000           12.920
  12/30/93          0.1700000      0.0000000           13.110
  03/25/94          0.1500000      0.0000000           13.550
  06/24/94          0.1800000      0.0000000           12.720
  09/27/94          0.1800000      0.0000000           13.100
  12/30/94          0.1780000      0.1400000           12.200
  03/28/95          0.1600000      0.0000000           12.810
  06/27/95          0.1696983      0.0000000           13.700
  09/27/95          0.2370737      0.0000000           14.600
  12/27/95          0.3010995      0.4910000           13.870
  03/26/96          0.1402294      0.0000000           14.080
  06/25/96          0.1625322      0.0000000           14.130
  09/24/96          0.1713124      0.0000000           14.220
  12/31/96          0.1784435      0.3475000           14.270





Oppenheimer Bond Fund for Growth
Page 3


1. Average Annual Total Returns for the Periods Ended 12/31/96:

   The formula for calculating average annual total return is as follows:

          1                         ERV n
   --------------- = n             (---) - 1 = average annual total return
   number of years                   P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Inception

  $1,037.91 1                       $1,199.27 .6
 (---------)  - 1 = 3.79%          (---------)   - 1 = 11.52%
    $1,000                            $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 4.00% for the inception year:

  One Year                          Inception

  $1,042.80 1                       $1,217.75 .6
 (---------)  - 1 = 4.28%          (---------)   - 1 = 12.55%
    $1,000                            $1,000


Oppenheimer Bond Fund for Growth
Page 4


1. Average Annual Total Returns for the Periods Ended 12/31/96 (Continued):

Class M Shares

Examples, assuming a maximum sales charge of 3.25%:


  One Year                          Five Year

  $1,060.16 1                       $2,100.76 .2
 (---------)  - 1 =  6.02%         (---------)   - 1 = 16.00%
    $1,000                            $1,000


  Ten Year

  $2,733.38 .1
 (---------)  - 1 = 10.58%
    $1,000


Examples at NAV:

Class A Shares

  One Year                          Inception

  $1,101.24 1                       $1,272.44 .6
 (---------)  - 1 = 10.12%         (---------)   - 1 = 15.55%
    $1,000                            $1,000


Class B Shares

  One Year                          Inception

  $1,092.80 1                       $1,257.75 .6
 (---------)  - 1 =  9.28%         (---------)   - 1 = 14.75%
    $1,000                            $1,000


Class M Shares

    One Year                        Five Year

  $1,095.79 1                       $2,171.45 .2
 (---------)  - 1 =  9.58%         (---------)   - 1 = 16.78%
    $1,000                            $1,000

  Ten Year

  $2,825.22 .1
 (---------)  - 1 = 10.94%
    $1,000



Oppenheimer Bond Fund for Growth
Page 5


2.  Cumulative Total Returns for the Periods Ended 12/31/96:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Inception

  $1,037.91 - $1,000                                    $1,199.27 - $1,000
  ------------------  =   3.79%     ------------------  =  19.93%
        $1,000                           $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first and 4.00% for the inception Year:

  One Year                          Inception

  $1,042.80 - $1,000                                    $1,217.75 - $1,000
  ------------------  =   4.28%     ------------------  =  21.78%
        $1,000                           $1,000

Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

  Inception

  $1,067.41 - $1,000
  ------------------  =   6.74%
        $1,000

Class M Shares

Examples, assuming a maximum sales charge of 3.25%:

  One Year                          Five Year

  $1,060.16 - $1,000                                    $2,100.76 - $1,000
  ------------------  =   6.02%     ------------------  = 110.08%
        $1,000                            $1,000

  Ten Year

  $2,733.38 - $1,000
  ------------------  = 173.34%
        $1,000

Oppenheimer Bond Fund for Growth
Page 6


2.  Cumulative Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV:

Class A Shares

    One Year                       Inception

    $1,101.24 - $1,000                                 $1,272.44 - $1,000
    ------------------  =  10.12%  ------------------  =  27.24%
          $1,000                         $1,000



Class B Shares

    One Year                       Inception

    $1,092.80 - $1,000                                 $1,257.75 - $1,000
    ------------------  =   9.28%  ------------------  =  25.78%
          $1,000                         $1,000



Class C Shares

    Inception

    $1,077.41 - $1,000
    ------------------  =   7.74%
          $1,000


Class M Shares

    One Year                       Five Year

    $1,095.79 - $1,000                                 $2,171.45 - $1,000
    ------------------  =   9.58%  ------------------  = 117.15%
          $1,000                         $1,000


    Ten Year

    $2,825.22 - $1,000
    ------------------  = 182.52%
          $1,000










Oppenheimer Bond Fund for Growth
Page 7


3.  Standardized Yield for the 30-Day Period Ended 12/31/96:

The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:
                    a - b          6
     Yield =  2 { (--------  +  1 )  -  1 }
                   cd or ce

   The symbols above represent the following factors:

     a = Dividends and interest earned during the 30-day period.
     b = Expenses accrued for the period (net of any expense
           reimbursements).
     c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
           per share on the last day of the period.
     e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.

Class A Shares

Example, assuming a maximum sales charge of 5.75%:

         $  429,039.16 - $ 73,447.35                   6
      2{(--------------------------- +  1)  - 1}  = 4.63%
             6,145,408  x  $15.14


Class B Shares

Example at NAV:

         $  974,179.01 - $295,944.58                   6
      2{(---------------------------  +  1)  - 1}  = 4.12%
             13,929,415  x  $14.29


Class C Shares

Example at NAV:


         $  174,740.71 - $ 52,492.06                   6
      2{(---------------------------  +  1)  - 1}  = 4.14%
             2,503,127  x  $14.27


Class M Shares

Example, assuming a maximum sales charge of 3.25%:

         $1,304,713.73 - $337,359.23                   6
      2{(---------------------------  +  1)  - 1}  = 4.25%
            18,670,480  x  $14.75


Oppenheimer Bond Fund for Growth
Page 8


4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/96:

    The Fund's dividend yields are calculated using the following formula:

       Dividend Yield   =  { (a / 30) x 365 } / b or c

    The symbols above represent the following factors:

   a = The accrual dividend earned during the thirty day period.
   b = The Fund's maximum offering price (including sales charge)
       per share on the last day of the period.
   c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering                $.0637623/30 x 365 / $15.14  =  5.12%


  Dividend Yield
  at Net Asset Value                 $.0637623/30 x 365 / $14.27  =  5.44%



Class B Shares

  Dividend Yield
  at Net Asset Value                 $.0551274/30 x 365 / $14.29  =  4.69%



Class C Shares

  Dividend Yield
  at Net Asset Value                 $.0552040/30 x 365 / $14.27  =  4.71%



Class M Shares

  Dividend Yield
  at Maximum Offering                $.0580133/30 x 365 / $14.75  =  4.79%


  Dividend Yield
  at Net Asset Value                 $.0580133/30 x 365 / $14.27  =  4.95%